Exhibit 99.2
Crescent Energy Announces Accretive Central Eagle Ford Bolt-On
HOUSTON -- December 3, 2024 – Crescent Energy Company (NYSE: CRGY) (“Crescent” or the “Company”) today announced the signing of a definitive agreement to acquire Eagle Ford assets from Ridgemar Energy for upfront consideration of $905 million plus future oil price contingent consideration, subject to customary purchase price adjustments. The acquisition is directly offset Crescent’s core Central Eagle Ford position and builds upon its significant acquisition activity in the Eagle Ford over the past 18 months, totaling more than $4 billion of accretive M&A. The transaction, which has an effective date of October 1, is expected to close in the first quarter of 2025, subject to customary closing conditions. Additional details have been posted on Crescent’s website at www.crescentenergyco.com.
HIGHLIGHTS
•Complementary operations directly offset core position – Adding significant and contiguous scale offset Crescent’s existing footprint in Frio, Atascosa, La Salle and McMullen counties with potential for meaningful operating efficiencies
•Attractive valuation and accretive to key financial metrics – The transaction, valued at 2.7x EBITDA is accretive to Operating Cash Flow, Levered Free Cash Flow(1) and net asset value, with strong expected cash-on-cash returns
•Strengthens the Crescent asset portfolio – Approximately 20 Mboe/d of high-margin, oil-weighted production and ~140 well understood, high-return locations that immediately compete for capital and extend Crescent’s low-risk inventory life
•Maintains strong balance sheet and Investment Grade credit metrics – Leverage accretive transaction with balanced consideration mix. Crescent’s net debt to trailing 12-month Adjusted EBITDAX ratio expected to be at or below the Company’s publicly stated maximum leverage target of 1.5x(2)
“This transaction continues to highlight our ability to utilize our investing and operating expertise to identify and acquire high-quality assets, efficiently integrate them into our business and drive additional value through improved operations. With accelerated synergies captured from the integration of SilverBow and recent bolt-on acquisitions, our full team is ready and eager to add the Ridgemar assets to our core operating footprint in the Eagle Ford,” said Crescent CEO David Rockecharlie. “These assets contribute meaningful scale, enhance Crescent’s cash margins, increase our oil-weighting and extend our low-risk inventory life, all at an attractive and highly accretive valuation. I remain confident in our ability to capitalize on our strong momentum and continue our profitable growth trajectory towards our investment grade ambitions.”
(1)    Non-GAAP financial measure. Please see “Non-GAAP Measures” for a description of the applicable metric.
(2)    Crescent defines leverage as the ratio of consolidated net debt to consolidated Adjusted EBITDAX (non-GAAP).
Transaction Consideration
The base upfront consideration of $905 million consists of up to $100 million of equity issued to the seller and the remainder in cash. The oil price contingent consideration of up to $170 million consists of payments by Crescent to seller of (i) $15 million per quarter in 2026 and $12.5 million per quarter in 2027 for which the average quarterly WTI price is greater than or equal to $70 per bbl; and (ii) an additional $15 million per quarter in 2026 for which the average quarterly WTI price is greater than or equal to $75 per bbl.
About Crescent Energy
Crescent is a differentiated U.S. energy company committed to delivering value for shareholders through a disciplined growth through acquisition strategy and consistent return of capital. Our long-life, balanced portfolio combines stable cash flows from low-decline production with deep, high-quality development inventory. Our activities are focused in Texas and the Rocky Mountains. For additional information, please visit www.crescentenergyco.com.
Cautionary Statement Regarding Forward-Looking Information
This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on current expectations, including with respect to the proposed transaction. The words and phrases “should”, “could”, “may”, “will”, “believe”, “think”, “plan”, “intend”, “expect”, “potential”, “possible”, “anticipate”, “estimate”, “forecast”, “view”, “efforts”, “target”, “goal” and similar expressions identify forward-looking statements and express the Company’s expectations about future events. All statements, other than statements of historical facts, included in this communication that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the Company’s control. Such risks and uncertainties include, but are not limited to, the ability of the parties to consummate the transaction in a timely manner or at all; satisfaction of the conditions precedent to consummation of the transaction; the integration of the assets acquired in the transaction into the Company’s existing strategies and plans; the possibility of litigation (including related to the transaction itself), weather, political, economic and market conditions, including a decline in the price and market demand for natural gas, natural gas liquids and crude oil, actions by the Organization of the Petroleum Exporting Countries (“OPEC”) and non-OPEC oil producing countries, the timing and success of business development efforts, and other uncertainties. Consequently, actual future results could differ materially from expectations. The Company assumes no duty to update or revise its forward-looking statements based on new information, future events or otherwise.
Non-GAAP Measures
Crescent defines Levered Free Cash Flow as Adjusted EBITDAX less interest expense, excluding non-cash amortization of deferred financing costs, discounts, and premiums, loss from extinguishment of debt, excluding non-cash write-off of deferred financing costs, discounts, and premiums, realized loss on interest rate derivatives, current income tax benefit (expense), tax-related redeemable noncontrolling interest distributions made by OpCo and development of oil and natural gas properties. Levered Free Cash Flow does not take into account amounts incurred on acquisitions.
Crescent defines Adjusted EBITDAX as net income (loss) before interest expense, loss from extinguishment of debt, realized (gain) loss on interest rate derivatives, income tax expense (benefit), depreciation, depletion and amortization, exploration expense, non-cash gain (loss) on derivatives, impairment expense, non-cash equity-based compensation expense, (gain) loss on sale of assets, other (income) expense, transaction and nonrecurring expenses and early settlement of derivative contracts. Additionally, we further subtract certain redeemable noncontrolling interest distributions made by Crescent Energy OpCo LLC, our wholly owned subsidiary, related to Manager Compensation to KKR Energy Assets Manager LLC, our external manager, and settlement of acquired derivative contracts.
We refer herein to the “EBITDA” of the target business used for purposes of calculating certain illustrative valuation multiples. Unless otherwise noted, such metrics represent unaudited lease operating statement data for the six months ended June 30, 2024, presented on an annualized basis. As used for purposes of such disclosures, the term “EBITDA” refers to a measure of revenues less certain operating expenses (i.e., revenues less production and other taxes, lease operating expense, workover expense and gathering, transportation and marketing costs). Such definitions are used for purposes of the illustrative metrics referred to above but do not reconcile to GAAP financial statements and differ in certain respects from similarly named measures used by other companies or that we have historically used in our earnings releases and other public disclosures. See our other public disclosures, including the information we file and furnish with the SEC, for additional information regarding our historical measures of Adjusted EBITDA.
Company Contact
For additional information, please reach out to IR@crescentenergyco.com.
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